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                                                                     EXHIBIT 11




            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                                             Three Months Ended
                                                                                                   March 31
                                                                                     ------------------------------------
                                                                                         1998                    1997
                                                                                     ------------            ------------
Weighted average common shares outstanding                                      A       2,320,861               2,320,861
Weighted average dilutive warrants outstanding                                          1,865,300
                                                                                     ------------            ------------
Weighted average common and dilutive shares outstanding                         B       4,186,161               2,320,861
                                                                                     ============            ============

Net income applicable to common stock                                           C    $    590,000            $    113,000
                                                                                     ============            ============

Basic earnings per share                                                        C/A  $       0.25            $       0.05
                                                                                     ============            ============

Diluted earnings per share                                                      C/B  $       0.14            $       0.05
                                                                                     ============            ============

